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                                                                  Exhibit 10.101

                   ORIGINAL EQUIPMENT MANUFACTURING AGREEMENT

This OEM Agreement (the "Agreement") is made effective on the 1st day of July, 2002 (the "Effective Date"), by and between P-COM, INC., a corporation organized under the laws of the State of Delaware, USA, with its principal place of business at 3175 South Winchester Boulevard, Campbell, California 95008 USA ("P-COM"), and SHANGHAI DATANG MOBILE COMMUNICATIONS EQUIPMENT COMPANY LIMITED, a company registered in the People's Republic of China with its office at Building 41, 333 Qinjiang Road, Shanghai 200233, PRC ("SDTM").

WHEREAS P-COM manufactures and sells the high frequency, high capacity wireless access products set forth in Exhibit A (the "OEM Products"), which are comprised of hardware (the "OEM Equipment") and software (the "OEM Software"); and

WHEREAS pursuant to the terms of this Agreement, P-COM desires to sell to SDTM and SDTM desires to purchase, distribute and sell the OEM Products in the Peoples Republic of China (the "Territory") and to incorporate the OEM Products into wireless networks installed or supplied by SDTM in the Territory for end users and projects; and

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.   PURCHASE AND SALE OF OEM PRODUCTS

     1.1 Offer to Sell P-COM hereby offers to sell to SDTM and SDTM agrees to purchase from P-COM a minimum of US$100,000,000 (One Hundred Million Dollars) OEM Products during the next three years of this Agreement on a non-exclusive basis for the Territory in accordance with the terms and conditions set forth herein. Further, SDTM agrees to purchase the OEM Products at the minimum rate of US$25,000,000 (Twenty-Five Million Dollars) during the first year, with the first US$3,000,000 (Three Million Dollars) to be purchased and shipped (if P-COM desires) prior to September 30, 2002; Pursuant to this Agreement, SDTM shall have the right to (i) distribute, sell, lease and maintain the OEM Products in the Territory to end users and projects; and (ii) to incorporate the OEM Products into SDTM's wireless networks installed or supplied in the Territory to end users and projects. SDTM shall not solicit sales, or distribute the OEM Products outside of the Territory, or to any person or entity in the Territory that SDTM believes intends to sell the OEM Products outside of the Territory, without the prior written consent of P-COM.

     1.2 Nothing in this Agreement shall be construed to grant SDTM any rights or license to manufacture, modify, duplicate, or otherwise copy or reproduce any of the OEM Products, in and out of the Territory. Further, nothing herein shall be construed to grant SDTM any title, rights, or other interest, whether express or implied, in any OEM Products and technology, except as may be expressly provided herein.

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     1.3  SDTM shall have no authority to act for or to bind P-COM in any way, to alter any of the terms or conditions of P-COM's standard forms, to warrant or to execute agreements on behalf of P-COM, or to represent that P-COM is in any way responsible for the acts or omissions of SDTM. SDTM shall be an independent contractor only.

     1.4 OEM Products will use SDTM brand, trademark and product model. OEM Products made by P-COM will exclude external identifications such as brand, trademark and model, etc. SDTM shall be responsible for the design, making and posting of brand, trademark and model on OEM Products, as well as the translation and compiling of Chinese manuals according to product technical materials provided by P-COM. If requested by SDTM, P-COM will modify the corresponding markers on the P-COM software interface. Prior to its final release, SDTM reserves the right to approve such software modifications.

     1.5 If SDTM requests, P-COM shall affix to designated OEM Products, shipping boxes, manuals and documentation certain of SDTM's logos, labels or marks. SDTM will pay P-COM's mutually agreed reasonable set-up costs plus the variance in product cost for such product labeling. SDTM represents and warrants to P-COM that it has the full right to use such logos, labels or marks. P-COM and SDTM must mutually agree in writing the affixation, use or other display of a logo, label or mark on OEM Products, and the manner of such affixation.

2.   SDTM OBLIGATIONS

     2.1  SDTM shall, at SDTM's own cost and expense:

          (a) maintain an adequate and aggressive sales organization in the Territory;

          (b) use its reasonable efforts to promote, advertise, sell, distribute, and create demand for the OEM Products, and to assure adequate advisory, installation, maintenance and support services for the OEM Products in the Territory;

          (c) obtain and maintain all necessary licenses, permits and approvals as may be required to import, install and supply the OEM Products in the Territory, and assist P-COM in obtaining necessary permits, licenses, visas, and other approvals required for P-COM personnel to travel to and visit at SDTM's sites, or the sites of SDTM's customers;

          (d) comply with all safety regulations and standards and such other regulations and/or licensing requirements as are or may be promulgated by authorized governmental authorities and required in order to carry out the terms of this Agreement, including obtaining required governmental licenses or other certificates in the Territory;

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          (e)  maintain a sufficient stock of spare parts for the OEM Products sold in the Territory in order to satisfy market demand for prompt delivery;

          (f) clear the OEM Products and all related materials through customs, including payment at the port or airport of entry of all duties, taxes, fees, levies, storage charges, and other charges related to the customs clearance, provided that SDTM receives from P-COM all custom documentation reasonably specified in advance by SDTM;

          (g) submit an annual business plan within thirty (30) days of signing this Agreement, and thirty (30) days before the end of every year thereafter during the Term of this Agreement. The business plan shall include as a minimum an annual forecast of sale of the OEM Products and the steps that SDTM shall take to achieve sales in line with such forecast. SDTM shall use its best efforts to follow the business plan and achieve the sales forecast. On or before the first day of each fiscal quarter during the Term of this Agreement, SDTM shall provide detailed quarterly forecasts of estimated Product purchases covering the succeeding three (3) month period;

          (h) advise P-COM regularly of sales results and promptly notify P-COM of market changes in the Territory that affect, or which may affect, sales of OEM Products;

          (i) coordinate with P-COM's technical support personnel on all matters relevant to maintaining effective and efficient pre-sales and post-sales service;

          (j) act in the best interests of P-COM and refrain from engaging in any activity or publishing or announcing any information that could be deemed to be detrimental to the best interests and/or business reputation of P-COM;

          (k) ensure that SDTM's personnel attending P-COM's training courses shall be qualified and with a command of English, and are bound by and notified of the confidentiality obligations set forth in
               Section 12;

          (l) ensure that SDTM's employees involved in marketing and selling P-COM's OEM Products are bound by and notified of the confidentiality obligations set forth in Section 12.

     2.2  Representations of SDTM

          2.2.1 SDTM represents and warrants that, in performing work for P-COM under this Agreement, it shall not use any confidential information of any person or entity without such person or entity's consent.

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          2.2.2 SDTM represents and warrants that it shall not disclose P-COM
               Confidential Information to any manufacturer, representative, or agent for products that compete with P-COM's OEM Products without P-COM's advance written consent.

          2.2.3 SDTM represents and warrants to P-COM that SDTM has obtained all licenses, permits, certificates, approvals or other documentation ("Approvals") necessary to perform SDTM's duties hereunder, whether domestic or foreign, and is duly qualified to transact business in the Territory. SDTM further represents and warrants that its performance of this Agreement will not violate any applicable regulation, rule, law or agreement, instrument, or writing, by which SDTM or any of its assets are bound.

          2.2.4 SDTM represents that there are no contracts, restrictive covenants, or any other restrictions preventing full performance of SDTM's duties hereunder. SDTM further represents that the execution, delivery and performance of this Agreement will not constitute a default under or breach of any agreement or other instrument to which SDTM is, or in the future shall be, a party or by which SDTM is bound, including without limitation, any confidentiality or noncompetition agreement.

3.   P-COM OBLIGATIONS

     3.1  P-COM shall:

          (a) deliver the OEM Products set forth in purchase orders issued by SDTM and accepted by P-COM pursuant to the terms of this Agreement;

          (b) comply with all safety regulations and standards and such other regulations and/or licensing requirements as are or may be promulgated by authorized governmental authorities and required in order to carry out the terms of this Agreement, including obtaining required governmental licenses or other certificates in the Territory;

          (c) provide to SDTM, at no cost, technical Product information which is provided generally to P-COM's other customers ("Technical Materials") and technical advice for the OEM Products;

          (d) provide SDTM with marketing and sales literature for the OEM Products ("Marketing Materials"). P-COM shall provide Technical Materials and Marketing Materials without charge in reasonable quantities, or, in the case of larger quantities as shall be determined by P-COM, SDTM shall pay for such materials in accordance with P-COM's then current price list.

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          (e)  supply, per mutually agreed terms and conditions, SDTM personnel with favorable product training conditions and trainer; the training includes marketing, sales and engineering training, not less than three times per year, including one time high-level training abroad.

          (f) guarantee that OEM Products conform to China related industry standard; responsible to reasonably assist SDTM in obtaining product network-access permit necessary to product sales within the Territory, including model approval, network access examination, etc.

          (g) supply SDTM with competitive pricing for OEM Products and spare parts. According to change in market conditions, the price may be reviewed and adjusted once per year, if mutually agreed. Under the condition of equal sale (product types, quantities and other terms and conditions being equal), the price for SDTM shall be the lowest one in the current pricing offered by P-COM within the Territory, or to the plants and traders, including distributors / agents or OEM, etc. within the Territory.

          (h) on a quarterly basis, supply SDTM with the latest information and material about the product and technology concerning the OEM Products, including modification of product and technology, the explanation of latest software edition, the issue plan on product upgrade or up-generation and other technical information, etc.

     3.2  Representations of P-COM

          3.2.1 P-COM represents and warrants that it shall not disclose SDTM Confidential Information to any manufacturer, representative, or agent for marketing & sales that compete with SDTM, without SDTM's advance written consent.

          3.2.2 P-COM represents and warrants to SDTM that P-COM has obtained all licenses permits, certificates, approvals or other documentation ("Approvals") necessary to perform P-COM's duties hereunder, whether domestic or foreign. P-COM further represents and warrants that its performance of this Agreement will not violate any applicable regulation, rule, law or agreement, instrument, or writing, by which P-COM or any of its assets are bound.

          3.2.3 P-COM represents that there are no contracts, restrictive covenants, or any other restrictions preventing satisfactory performance of P-COM's duties hereunder. P-COM further represents that the execution, delivery and performance of this Agreement will not constitute a default under or breach of any agreement or other instrument to which P-COM is, or in the future shall be, a party or by which P-COM is bound, including without limitation, any confidentiality or noncompetition agreement.

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4.   ORDER AND SUPPLY OF OEM PRODUCTS

     4.1 Purchase Orders. For all purchase orders (each individually a "Purchase Order"), SDTM shall issue a written order which shall reference this Agreement and specify the OEM Products desired by SDTM, including the Purchase Order number, relevant quantities, part numbers, ship dates, prices (including total price of order), destination, carrying method, consignee at destination, and other necessary shipping instructions. SDTM shall deliver all Purchase Orders to P-COM by facsimile or by e-mail, unless otherwise agreed in writing by the parties.

     4.2  All purchase orders should be addressed to:

          P-COM, Inc.
          3175 S. Winchester Boulevard
          Campbell, CA, USA 95008

     4.3 Purchase Order acceptance (the "Order Acceptance") or purchase order rejection by P-COM shall be made by facsimile or e-mail no later than five (5) USA business days from receipt of a purchase order from SDTM.

     4.4 The placing by SDTM of a Purchase Order and P-COM's Order Acceptance thereof in accordance with this Agreement shall create a contract of sale between P-COM and SDTM on the terms of such purchase order and of this Agreement. A Purchase Order issued by SDTM and accepted by P-COM is non-cancelable.

     4.5 Unless mutually agreed in writing, the terms and conditions of any Purchase Order issued by SDTM or any Order Acceptance issued by P-COM shall not alter the terms and conditions of this Agreement, which shall prevail if in conflict with any such Purchase Order or Order Acceptance.

5.   DELIVERY AND INSPECTION OF OEM PRODUCTS

     5.1 Delivery. All OEM Products shall be delivered Ex Works P-COM's USA or European facility (Incoterms 2000), unless otherwise agreed by the parties, all in accordance with SDTM's shipping instructions. P-COM shall ship within [*] after P-COM's receipt and acceptance of SDTM's letter of credit or wire transfer. Delivery of OEM Products sold hereunder shall be in accordance with the applicable Purchase Order. P-COM shall notify SDTM when the OEM Products are ready for shipment.

     5.2 Risk of Loss and Title. Risk of loss or damage and title with respect to OEM Products delivered to SDTM shall pass from P-COM to SDTM upon delivery of unloaded OEM Products to the initial carrier Ex Works P-COM's USA or European facility (Incoterms 2000).

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     5.3  Inspection. P-COM shall conduct product testing according to its standard production test program. SDTM or its officially assigned agent reserves the right to inspect the products in P-COM's factory and bears the corresponding expenses itself, provided that said inspection is timely and does not delay shipment as scheduled by P-COM.

6.   PRICES

     6.1 The prices payable for the OEM Products and the services hereunder shall be per Exhibit B. Prices shall be quoted in U.S. Dollars. All prices for OEM Products are Ex Works P-COM's USA or European facility (Incoterms 2000). The prices exclude charges for site survey, site preparation, civil works, utilities, maintenance, VAT, and other applicable taxes, duties, import charges, transportation, handling and insurance during transit. According to change in market conditions, the price may be reviewed and adjusted once per year if mutually agreed. Under the condition of equal sale (product types, quantities and other terms and conditions being equal), the price for SDTM shall be the lowest one in the current pricing offered by P-COM within the Territory, or to the plants and traders, including distributors / agents or OEM, etc. within the Territory.

     6.2 The prices for all services will be quoted by P-COM to SDTM on a case-by-case basis.

7.   PAYMENT

     7.1 P-COM shall deliver an invoice to SDTM in the full amount of the purchase order upon shipment of the OEM Products. All payments shall be made in full in U.S. dollars by irrevocable letter of credit and per the P-COM Letter of Credit Guidelines attached as Exhibit C.

     7.2 Taxes. SDTM shall be responsible for the payment of any and all currently applicable or hereinafter imposed taxes, duties, levies, fees and other charges that are imposed by any local, national, public or quasi-public government entity that arise out of or affect the sale and importation of the OEM Products.

8.   PRODUCT MODIFICATIONS/DISCONTINUATIONS

     8.1 P-COM shall have the right to modify, alter, or improve any or all of the OEM Products that do not affect its form, fit or function, and shall have the right to discontinue manufacture of specific OEM Products. Written notice shall be given to SDTM at least ninety (90) days prior to discontinuation of a Product. SDTM may place a one-time final buy for any discontinued Product. After discontinuing the OEM Products and for 3 years from the date of the written notice, P-COM shall make available to SDTM spare parts; for a period of two years from the written notice, prices shall not exceed the pricing in the most recent orders for like products.

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     8.2  SDTM acknowledges and agrees that variations in SDTM's requirements may result in the need for additional Equipment and/or Software. Any changes, modifications or enhancements of the Product or system design requested by SDTM which affect the hardware or software modules contained therein, will be quoted separately by P-COM. If required, an equitable adjustment in the delivery schedule will also be made to accommodate the requested changes and modifications. No change order will be implemented until the parties have mutually agreed, in writing, to the price and schedule for the change.

     8.3 P-COM may periodically issue upgraded versions of the Software. SDTM shall be given the opportunity to purchase such upgrades at mutually agreed prices and other terms and conditions.

9.   SPARE PARTS

     9.1 Commitment. P-COM shall have available for supply and shall supply to SDTM spare parts for the Equipment for three (3) years from the Effective Date, unless otherwise agreed by the parties on a case-by-case basis. P-COM reserves the right to provide notice that a particular part or parts will be discontinued.

     9.2 Stock of Parts. SDTM agrees to purchase from P-COM (at the prices set forth in Exhibit B) an adequate supply of spare parts to be stocked by SDTM at such places and in such quantities recommended by P-COM. Upon request of SDTM and to the extent that it is available, P-COM shall supply failure rate information on the OEM Products.

10.  PROPERTY RIGHTS AND MARKS.

     10.1 P-COM and SDTM agree that SDTM may use SDTM's trademark on the OEM Products and that SDTM shall not use P-COM's trademark, logo, trade name or service mark. SDTM shall not transfer to P-COM any right to the SDTM trademark and SDTM has no rights to P-COM's trademark, logo, trade name or service mark.

     10.2 SDTM acknowledges and agrees that: (a) all intellectual property rights subsisting in or related to P-COM's trademark, logo, trade name or service mark, the OEM Products and the Software, including but not limited to patents and other know-how and copyright, both registered and unregistered, owned and/or otherwise used by P-COM and all goodwill related thereto (collectively the "IP Rights") are and shall remain at all times the exclusive property of P-COM or, as the case may be, its vendors and/or licensors; (b) the IP Rights may not be exploited, reproduced or used by SDTM except as expressly permitted in this Agreement, and (c) SDTM shall not have or acquire any right, title or interest in or otherwise become entitled to any IP Rights by taking delivery of, making payment for, distributing and/or selling or otherwise using or transferring the OEM Products. SDTM shall take all reasonable measures to ensure that all IP Rights of P-COM shall remain with P-COM.

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11.  SOFTWARE LICENSE

     11.1 P-COM hereby grants to SDTM a non-transferable, non-exclusive license to (i) use the Software in order to operate the OEM Products; and (ii) sublicense the Software to end users that purchase the OEM Products or who purchase or use wireless networks installed or supplied by SDTM in the Territory, or otherwise have authorized access to the OEM Products or SDTM's wireless networks, in order to operate the OEM Products. SDTM is expressly prohibited from using or transferring the Software or any portions thereof, except as expressly provided herein.

     11.2 SDTM shall only sublicense the Software pursuant to a written sublicense incorporating the limitations set forth in this Section. SDTM's sub licensees are prohibited from copying or licensing the Software and all sublicenses between SDTM and SDTM's sublicensees shall expressly contain this prohibition.

     11.3 SDTM shall not modify, reproduce, copy, reverse compile, reverse assemble, disassemble, or decompile or attempt to derive the source code and algorithms in any such Software, or any portions thereof, without P-COM's prior written consent, except that SDTM may make one copy for back up purposes.

     11.4 The term of the License is perpetual provided that the Software is used to operate the OEM Products in accordance with this License.

12.  CONFIDENTIALITY

     12.1 From time to time, either party may make available to the other party information of a confidential and/or proprietary nature including, but not limited to, technical and commercial information, in a written form or orally. All confidential and/or proprietary information transmitted by one party to the other shall be treated by the receiving party with the same care as such receiving party would exercise in the handling of its own confidential and/or proprietary information, but not less than reasonable care. Such receiving party shall not disclose such confidential and/or proprietary information to any person, employees, consultants and/or contractors unless it receives the prior written consent of the disclosing party and subject to such terms and conditions as the disclosing party specifies. Upon termination or cancellation of this Agreement for any reason, all such confidential and/or proprietary information of the disclosing party shall be immediately returned to the disclosing party it and the limitations and undertakings specified in this Section shall remain in effect from the date of termination or expiration of this Agreement.

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     12.2 Confidential Information shall not include information or matter that
          (a) was already known to the recipient prior to its disclosure by the other party or is independently developed by the recipient, as demonstrated by reasonable and tangible evidence satisfactory to the disclosing party; (b) has appeared in any printed publication or patent or shall become a part of the public knowledge except as a result of breach of this Agreement by the recipient; (c) has been received by the recipient from another person or entity having no obligation to the disclosing party or its affiliates; or (d) is approved in writing by the disclosing party for release by the recipient.

     12.3 The parties agree that information embodied within the Product, as well as in the Technical Materials, Marketing Materials, and pricing information provided by P-COM to SDTM from time to time, constitutes valuable trade secrets and is proprietary to P-COM and that SDTM will protect and keep confidential such P-COM information and will make no attempt to copy, alter, misuse or otherwise violate such information and will keep it confidential in accordance with this Section. P-COM grants to SDTM a non-exclusive and nontransferable license to use such information for the sole purpose of enabling SDTM to obtain and utilize the OEM Products and to market and sell the OEM Products.

13.  LIMITED WARRANTY

     13.1 P-COM warrants to SDTM that the OEM Products to be delivered hereunder shall be free of defects in material and workmanship for a period of [*] from the date of shipment to SDTM, unless otherwise agreed by the parties on a case-by-case basis (the "Warranty Period").

     13.2. Under the warranty, P-COM shall, at its sole option and expense, repair or replace any Equipment found to be defective during the Warranty Period, provided that SDTM notifies P-COM within thirty (30) days of discovery of such defect. Such defective Equipment shall be returned to P-COM's premises at SDTM's expense. Return of the repaired or replacement Equipment to SDTM's original destination shall be at the expense of P-COM, unless P-COM determines that the Equipment is not defective within the terms of the warranty, in which event SDTM shall pay P-COM the costs of handling, transportation and labor at P-COM's then prevailing rates. SDTM shall comply with P-COM's return material authorization ("RMA") procedures for all warranty service requests pursuant to this Section. Attached in Exhibit D is the Return Material Process.

     13.3. Limitation on Warranties.

          13.3.1 The warranty does not apply to normal wear items or to items normally consumed in operation, such as lamps and fuses.

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          13.3.2 This warranty does not apply to any Equipment that: (a) has had the serial number, model number or any other identification markings removed or rendered illegible; (b) have been damaged by improper operation, maintenance, misuse, accident, neglect, failure to continually provide a suitable operating environment (including necessary ventilation, electricity, protection from power surges, cooling and/or humidity), or from any other cause beyond P-COM's reasonable control, including force majeure, and without P-COM's fault or omission or negligence or the fault or negligence or omission of P-COM's employees, agents or other representatives; (c) have been used in contravention of the instructions supplied by P-COM; (d) have been subject to the opening of any sealed components without P-COM's prior written approval; (e) have had changes made by SDTM or SDTM's agents to the physical, mechanical, electrical, software or interconnection components of the Equipment supplied by P-COM without written authorization of P-COM to do so; or (f) have been repaired or otherwise altered by anyone not under the control of, or not having the written authorization of P-COM to do such repair or alteration.

          13.3.3 The Software is provided "as is" and without warranty of any kind. P-COM does not warrant that the Software will be error free or uninterrupted in its use or operation. P-COM will endeavor to correct any material software defects in a timely fashion and free of charge.

          13.3.4 The warranties provided in this section constitute P-COM's sole and exclusive liability for defective or nonconforming equipment, software and services and shall constitute SDTM's sole and exclusive remedy for defective or nonconforming equipment, software and services. These warranties are in lieu of all other warranties express or implied or statutory, including, but not limited to, implied warranties of merchantability or fitness for a particular purpose, and are in lieu of all obligations or liabilities on the part of P-COM for damages.

     13.4 SDTM shall be responsible to its customers for any and all warranties which SDTM makes to its customers relating to the OEM Products and for ensuring all requirements in connection with such warranties.

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14.  TECHNICAL SUPPORT AND EXTENDED MAINTENANCE

     14.1 Support Services. During the Warranty Period (and thereafter, subject to SDTM's payment of extended warranty fees), P-COM shall provide the SDTM with reasonable technical support by phone during regular working hours. During the Warranty Period, P-COM shall provide, at no charge to SDTM, Software Updates as are generally provided to P-COM's customers. The term "Software Updates" refers to changes made to the Software to correct errors after P-COM has confirmed said errors.

     14.2 P-COM shall supply technical support for problems with the OEM Products. Unless SDTM or P-COM notifies the other party in writing of a new contact person, the technical support contacts for SDTM and P-COM are:

          SDTM(pound)(0)Chen HaoYu

          Tel(pound)(0)86-21-64957700-236

          FAX(pound)(0)86-21-64858877

          E-Mail(pound)(0)chenhaoyu@sdtm.online.sh.cn

          P-COM:  Ren Zhihua
          Tel: 86-10-64671905 Ext: 305
          Fax: 86-10-64671906
          Email: elven_ren@P-COM.com.cn

          SDTM may purchase extended warranty services in accordance with P-COM's current price list for such services at the time of ordering thereof. P-COM shall provide extended maintenance services at the expiration of the applicable Warranty Period if and to the extent ordered by SDTM.

15.  TRAINING

     15.1 Technical Training

          In connection with the sale of Products hereunder, P-COM shall provide 10 of SDTM's employees initial technical training sufficient to sales, installation, configuration, and maintenance of P-COM Products for five days of eight hours per day. P-COM's trainers shall provide SDTM's trainees with adequate training materials, such materials being part of the documentation. P-COM shall also provide additional training to SDTM as necessary with respect to new features of the Products that are released by P-COM from time to time. Unless otherwise agreed to by the parties in writing, all oral training and training materials shall be in the English language and the initial training hereunder shall be provided in Shanghai, China. [*]
                         [*]
     [*] Confidential treatment requested

     15.2 Training Materials

          P-COM shall provide to SDTM one set of reproducible training materials free of charge, including such materials as usually utilized by P-COM when instructing its own customers (e.g. Video clips). Such training materials shall be in English. SDTM shall be entitled to copy, modify and translate such training materials and to attach to any copy its own copyright notices. SDTM and its subsidiary companies and other sales outlets may utilize any copy of P-COM's training materials for performing own training courses for their own customers.

16.  LIMITATION OF LIABILITY

     16.1 No Consequential Damages. UNDER NO CIRCUMSTANCES SHALL EITHER P-COM OR SDTM BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (HOWEVER ARISING), INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, LOSS OF USE, LOSS OF REVENUES OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT OR ANY PURCHASE ORDERS THEREUNDER WHETHER OR NOT P-COM OR SDTM SHALL HAVE BEEN MADE AWARE OF THE POSSIBILITY OF SUCH LOSS. THE FOREGOING NOTWITHSTANDING, IN THE CASE OF DEATH OR INJURY TO ANY PERSON OR DAMAGE TO TANGIBLE PERSONAL PROPERTY OF THIRD PARTIES THIS SECTION SHALL NOT BE APPLICABLE TO ANY DAMAGES ARISING FROM SUCH DEATH, PERSONAL INJURY, OR PROPERTY DAMAGE. THIS SECTION APPLIES TO ALL OTHER LIABILITY, LOSSES OR CLAIMS UNDER THIS AGREEMENT, HOWEVER ARISING.

     16.2 Damage Limitation. The extent of P-COM's liability hereunder is limited to the repair or replacement of defective Equipment or parts of the Equipment, under the conditions and in the manner provided above, and in no event shall P-COM's liability exceed the purchase price paid by SDTM hereunder for the OEM Products.

17.  INDEMNIFICATION

     17.1 General Indemnity. Each party shall indemnify the other for losses, costs, damages and amounts awarded against the other in a non-appealable court decision in connection with a claim, suit or proceeding that arises from injury or death to persons or damage to tangible property, to the extent such injury or death is caused by the negligence or willful misconduct of such other Party.

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

     17.2 Intellectual Property Indemnification

          17.2.1 P-COM shall indemnify, defend and hold harmless SDTM, from any and all suits, claims, actions or proceedings brought against SDTM alleging that the OEM Products infringe any US patent, copyright, trademark, or other intellectual property right, or misappropriates any trade secret. P-COM agrees to defend SDTM, at P-COM's expense, against any such claims and to pay all settlement payments, costs and legal expenses, including reasonable attorneys' fees, and any damages arising from such suit, claim, action or proceeding. Such liability and defense are conditioned on SDTM promptly advising P-COM of any such suit, claim, or proceeding, reasonably cooperating with P-COM in the defense or settlement of such suit, claim or proceeding, and P-COM having sole control thereof.

          17.2.2 SDTM further agrees that it will indemnify P-COM on the same terms as P-COM is obligated to indemnify SDTM pursuant to this Section, should any claim of infringement be made against P-COM because of SDTM's particular design requirements or instructions, or SDTM's use of the Product in combination with other apparatus or software not supplied by P-COM under any purchase order issued hereunder, or SDTM's modification of the Product.

          17.2.3 The obligation of P-COM hereunder with respect to any infringement claim shall not apply and SDTM shall be liable to P-COM in regards to the indemnity obligations set forth above in case infringement claims are based on: (a) use of OEM Products by SDTM in combinations with other products not recommended by P-COM, and/or not contemplated, nor suggested by P-COM's Product documentation existing as of the Effective Date of this Agreement; (b) modifications to a Product made by SDTM; (c) SDTM's use of equipment supplied by third parties.

          17.2.4 In the event that any Product is held, or in SDTM's reasonable opinion may be held, to constitute an infringement, P-COM, at its expense, will either (i) obtain for SDTM or its Customers the right to continue to use such OEM Products as contemplated under this Agreement, (ii) modify such OEM Products so that they become non-infringing, but without altering their functionality, or
               (iii) replace such OEM Products with functionally equivalent non-infringing OEM Products.

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                                       14

18.  TERM AND TERMINATION

     18.1 This Agreement shall be valid for a period of three [*] from the Effective Date (the "Initial Term"), unless otherwise terminated in accordance with the terms of this Agreement. Following such Initial Term, this Agreement shall be automatically renewed for successive one year additional terms ("Additional Terms"), unless either party notifies the other in writing of an intention not to renew the Agreement within sixty (60) days of the end of the Initial Term or any Additional Term.

     18.2 Either Party may immediately terminate this Agreement on thirty (30) calendar days notice in the event that: (i) a receiver, trustee, or liquidator of the other party is appointed for any of its properties or assets; (ii) the other party admits in writing to its inability to pay its debts on time: (iii) the other party makes a general assignment for the benefit of its creditors: (iv) the other party is adjudicated as bankrupt or insolvent; (v) a petition for the re-organization of the other party or an arrangement with its creditors, or readjustment of its debts, or its dissolution or liquidation is filed under any law or statute; (vi) the other party ceases its business activities, commences dissolution or liquidation;
          (vii) the other party becomes affiliated with any firm or company that sells products which directly compete with the OEM Products.

     18.3 In the event of a Force Majeure event that continues for longer than ninety (90) days, either party will have the option to terminate this Agreement immediately upon providing written notice to the other party.

     18.4 This Agreement may be terminated by either Party, upon ninety (90) calendar days written notice in the case of a material breach of any of the covenants, representations, warranties, or other terms and conditions of this Agreement, or any material default in the obligations hereunder, by the other party, if such breaching party fails to remedy the default within sixty (60) calendar days from the date of such notice.

19.  EFFECT OF TERMINATION

     19.1 Upon termination or expiration of this Agreement, SDTM's rights to purchase the OEM Products and sublicense the Software set forth in this Agreement shall immediately terminate. In addition, upon termination, SDTM shall (i) cease the use of the Trademarks; and (ii) return to P-COM any property of P-COM, including, but not limited to, Marketing Materials and Technical Materials, as defined in Section 3.

     19.2 Provided that the reason for termination or expiration of this Agreement is not due to non-payment by SDTM, purchase orders placed by SDTM and confirmed by P-COM prior to the expiration or termination date of this Agreement shall be delivered by P-COM in accordance with the confirmed delivery schedule in the purchase order, and SDTM shall pay for all delivered OEM Products in accordance with the terms and conditions of the confirmed purchase order.

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                                       15

     19.3 In the event of termination of this Agreement due to a Force Majeure event as described in Section 20, SDTM shall pay P-COM the balance of all charges and payments due to P-COM up to the date of termination.

20.  FORCE MAJEURE

     20.1 Neither party will be liable for any loss or damage resulting from delay or failure to perform any of its contractual obligations within the time specified as a result of causes beyond its control ("Force Majeure"). Force Majeure may include, by way of example but not limitation, those circumstances beyond the control of the affected party such as acts of God, the public enemy, acts of government, or any department or agency thereof, as well as fire, flood, earthquakes, epidemics, quarantines, riots, wars, civil insurrections, freight embargoes, labor disputes, and unusually severe weather.

     20.2 In the event of a Force Majeure, the affected party will be excused from performance during the existence of the Force Majeure and the date of performance of the work will be extended for a period of time equal to the impact of the delay on the schedule. When a Force Majeure occurs, the affected party will immediately notify the other party in writing of the existence of the Force Majeure and will attempt to mitigate the effect of the Force Majeure as much as possible. If such delaying cause shall continue for more than ninety (90) days, the party injured by the inability of the other to perform shall have the right, upon written notice to the other party, to terminate this Agreement or the applicable Purchase Order.

     20.3 The above is without prejudice to the rights already accrued to the parties as the result of their performance or failure to perform, either in whole or in part pursuant to their obligations under the Agreement, prior to the occurrence of events of Force Majeure. All amounts due and receivable prior to the occurrence of the Force Majeure will remain due and receivable despite the Force Majeure.

21.  EXPORT RESTRICTIONS

     21.1 P-COM shall be responsible for obtaining any applicable export licenses for delivery of the OEM Products.

     21.2 SDTM understands that P-COM is subject to regulation by agencies of the United States Department of Commerce and other countries, which prohibit export or diversion of equipment, including the OEM Products, to certain countries. SDTM agrees not to export the OEM Products or the Software directly or indirectly, to any country for which U.S. and other export license is required without first receiving confirmation that the U.S. Department of Commerce or other applicable authority has approved such export. SDTM shall comply with all laws and regulations concerning importation of the OEM Products or the Software and will use its best efforts and timely action to obtain and maintain all necessary approvals for import licenses and other similar permits.

     [*] Confidential treatment requested

22.  SETTLEMENT OF DISPUTES/GOVERNING LAW

     22.1 Arbitration. All disputes arising in connection with the Agreement or in the execution thereof, should be settled amicably through negotiations. If no mutually acceptable settlement of such dispute is reached within sixty (60) days of the written notice of such dispute by a party, then such dispute shall be finally and exclusively settled by arbitration as provided herein. Arbitration shall be conducted in Singapore by the Singapore International Arbitration Center in accordance with the provisions hereof and in accordance with the rules of the Singapore International Arbitration Center in force at the time such dispute is submitted for arbitration, which rules are deemed to be incorporated by reference herein. All proceedings in any such arbitration shall be conducted in English. The arbitration award shall be non-appeasable, final and binding on all parties. The costs of arbitration shall be borne by the losing party, unless otherwise specified in the arbitration award.

     22.2 Governing Law. This Agreement shall be governed and construed under the laws of HONG KONG.

23.  MISCELLANEOUS PROVISIONS

     23.1 Publicity. It is agreed that P-COM may identify SDTM as a user of P-COM's OEM Products in advertisements, promotional literature, and reports to P-COM's shareholders. It is further agreed that SDTM may identify to its Customers that P-COM is a supplier of the OEM Products to SDTM. [*]

     23.2 Survival. Upon termination of this Agreement the following Sections of this Agreement shall survive: 2.2.1, 9.1, 10-16, 18, and 20-22.

     23.3 Notices. All notices and requests required or authorized hereunder, shall, except where specifically provided otherwise, be given either in writing by personal delivery or sent by registered mail, addressed to the party intended at its address set forth in the caption, or by facsimile. Notice shall be effective as of the date of delivery in the case of (i) personal delivery and (ii) facsimile transmission. For registered mail delivery, notice shall be effective ten (10) days after the date upon which such notice is deposited for registered mail delivery, addressed to the party intended at its proper address.

     23.4 Integration. This Agreement (with the Exhibits referred to herein) sets forth the entire agreement between the parties on the subject hereof and supersedes any previous oral or written agreements, understandings, memoranda, letters or representations on the subject matter hereof. This Agreement may be amended only by a writing signed by the duly empowered representatives of the parties.

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                                       17

     23.5 Severance. If any one or more of the terms of this Agreement shall for any reason be held to be invalid or unenforceable, such term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

     23.6 Binding Effect. This Agreement shall be binding on the parties and their respective affiliates, subsidiaries and successors.

     23.7 No Waiver. No delay or failure to exercise any right, power, or remedy accruing to either party upon breach or default under this Agreement shall be deemed a waiver of any prior or subsequent breach or default of this Agreement, nor affect the validity of any provision of this Agreement.

     23.8 Relationship of Parties. The relationship of the parties is that of seller and purchaser only. This Agreement is not intended by the parties to constitute or create an employer-employee relationship, a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind. P-COM and SDTM shall be independent contractors with each other for all purposes at all times and no party shall act as or hold itself out as agent for the other, unless so designated in a separate agreement signed by the principal, nor shall any party create or attempt to create liabilities for the other party or parties. Neither party shall bind or attempt to bind the other party to any agreement or to the performance of any obligation, nor shall any party represent that it has the right to enter into any undertaking on behalf of the other.

     23.9 English Language. This Agreement and all communications and notices shall be in the English language.

     23.10 Assignment. SDTM is expressly prohibited from assigning or transferring this Agreement and any of the rights and obligations granted hereunder without the express advance written authorization of P-COM. P-COM may assign this Agreement or any of the rights hereunder in P-COM's discretion with prompt written notice to SDTM thereafter.

     [*] Confidential treatment requested

IN WITNESS HEREOF, the parties hereto have executed this Agreement the day and year first above written.

P-COM, INC.                                SHANGHAI DATANG MOBILE
                                           COMMUNICATIONS EQUIPMENT
                                           COMPANY, LIMITED


By:   /s/ Randall L. Carl                  By:   /s/ Ruan Tang
      ----------------------------------         -------------------------------

Name: Randall L. Carl                      Name: Ruan Tang

Title:Sr Vice President, Worldwide Sales   Title:Chief Executive Officer

     [*] Confidential treatment requested

Exhibit A

                                  OEM Products

P-COM's AirPro Gold.20.Net provides 11 Mbps wireless Ethernet connectivity in both the 2.4 GHz and the 5.8GHz Spread Spectrum bands. AirPro Gold remains competitively priced while boasting four major improvements: higher throughput, improved spectral efficiency, routing capability and Non-Line-of-Sight Mode. The throughput of AirPro Gold is 11 Mbps, and the spectral efficiency is improved by a factor of 20. Attainment of the 11 Mbps throughput requires only 20 MHz of bandwidth. And with the properly selected topology, AirPro Gold can operate in Non-Line-of-Sight Mode. AirPro Gold claims a range in excess of 28 miles, full routing capability, and real data throughput of 8.5 Mbps. These performance improvements equate to an efficiency of 77%, with an associated throughput that is 40% higher than most competitive products. Additionally, AirPro Gold provides multiple physical topologies (Point-to-Multipoint, Peer-to-Peer, and Point-to-Point), Quality of Service, downloadable firmware and software, and optional 1 + 1 Hot-Standby protection. Underscoring AirPro Gold's exceptional quality is an industry-leading three-year warranty. The AirPro Gold family will provide new and expanded solutions at affordable prices to help satisfy the pent up demand for such services.

P-COM's AirPro Gold 1E1/2E1, the newest addition to the AirPro Gold family of products, has again set the industry standard for performance in Spread Spectrum Communications. AirPro Gold 1E1/2E1 offers unmatched spectral efficiency of 0.4b/Hz/sec, plus scalability, burst synchronization and upgrade capabilities to Point-to-Multipoint. AirPro Gold 1E1/2E1 is available in two models, 1E1 and 2E1, and offers easy configuration through dip switches, Command Line Interface, SNMP, or P-COM's optional new element manager, SiteView Windows application.

P-COM's M400 Spread Spectrum Modem provides a 4xT1/E1 solution for voice and data applications between two locations up to 30 miles (50 km) apart. This technology delivers very low bit error rate links that have high immunity to interference. A pair of M400 Modems with line-of-sight access create a robust wireless link using spread spectrum microwave transmission.

P-COM's Tel-Link Radio System, operating at frequencies from 7 GHz to 50 GHz, provides a cost-effective and immediate solution to voice and data transmission requirements in capacities from 1E1 through 16E1. The Tel-Link Radio System is available in both protected (1+1) and non-protected (1+0) configurations. Consisting of an Outdoor Unit (ODU), an Indoor Unit (IDU), and a single coaxial cable for the ODU-IDU interconnection, the Tel-Link system is ideally suited for networks operated by personal communications and cellular service providers, utilities, public telephone network operators, local governments and private users.

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                                       20

                                    Exhibit A
                                  OEM Products
                                   (continued)

P-COM's Tel-Link Encore Radio System provides a cost-effective solution to voice and data transmission requirements in capacities from 2E1 to 16E1. Operating from 7 to 38 GHz, the Tel-Link Encore features a new compact IDU and ODU with enhanced features that include line interface, digital multiplexing, alarms and diagnostics, service channel and network management interfaces. Tel-Link Encore features user accessibility functions including Transmit Power, Receive Signal Level (RSL), and operating frequency. Additionally, the Tel-Link Encore features enhanced software allowing downloadable field upgrades and an optional embedded SNMP agent for advanced network management capabilities. The advanced system features and enhanced capabilities of the Tel-Link Encore make it the ideal solution for networks operated by mobile service providers, Internet Service Providers (ISP), utilities, public telephone operators, local governments and corporate users.

P-COM's Point-to-Multipoint (PMP) System is an advanced digital broadband fixed wireless access system and is a cost -effective solution for voice, data, video, and internet communications. PMP supports Asynchronous Transfer Mode (ATM) and Time Division Multiplexing (TDM) based services over 10GHz to 38GHz frequency bands via highly efficient QPSK, 16QAM and 64QAM modulation techniques. PMP employs both FDMA and TDMA access methods, providing efficient wireless access to multi-users buildings, Small/Medium/Large Businesses, and network service providers. PMP system delivers data throughput of 200 Mbps/Sector and 40 Mbps/Remote (uplink and downlink) in sectors ranging from 15o to 90o wide that can extend up to 10 km. Multiple sectors can be arranged to provide full 360ocoverage at a base station. PMP IDUs and ODUs, connected via a single IFL coaxial cable, contain all the necessary elements to provide a complete wireless solution to ever increasing user bandwidth demands. Its operations and choices of system interfaces are compatible to existing PBXs, Switches, Routers, LANs and Bridges to provide a highly adaptable solution to varying network design requirements.

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                                       21

                                    Exhibit B
                                     Prices
                          (Discount % to be determined)

AirPro Gold Wireless Routers (5.8GHz)                                              Unit price
---------------------------------------------------------------------------------------------
AirPro Gold.20F.NET                                                                       [*]
---------------------------------------------------------------------------------------------
AirPro Gold.20F.2xE1                                                                      [*]
---------------------------------------------------------------------------------------------
AirPro Gold.20F.1xE1                                                                      [*]
---------------------------------------------------------------------------------------------

Tel-Link Non-protected 1+0 Terminal                                                Unit price
---------------------------------------------------------------------------------------------
Tel-Link 7/8GHz, Universal Capacity (1E1~4E1)                                             [*]
---------------------------------------------------------------------------------------------
Tel-Link 7/8GHz, Universal Capacity (8E1~16E1)                                            [*]
---------------------------------------------------------------------------------------------
Tel-Link 13/15GHz, Universal Capacity (1E1~4E1)                                           [*]
---------------------------------------------------------------------------------------------
Tel-Link 13/15GHz, Universal Capacity (8E1~16E1)                                          [*]
---------------------------------------------------------------------------------------------
Tel-Link 18/23/26GHz, Universal Capacity (1E1~4E1)                                        [*]
---------------------------------------------------------------------------------------------
Tel-Link 18/23/26GHz, Universal Capacity (8E1~16E1)                                       [*]
---------------------------------------------------------------------------------------------
Data Channel #1: external RS-232 data (up to 9.6K bps)                                    [*]
---------------------------------------------------------------------------------------------
NMS Data Port or Data Channel #2                                                          [*]
---------------------------------------------------------------------------------------------
Conversion Panel (Non-Protected 8E1-16E1,120U to 75U )                                    [*]
---------------------------------------------------------------------------------------------
Link Manager                                                                              [*]
---------------------------------------------------------------------------------------------

Tel-Link PMP                                                                       Unit price
---------------------------------------------------------------------------------------------
Sector IDU Subsystem, DC, Non-Redundant                                                   [*]
---------------------------------------------------------------------------------------------
ODU Power Supply Shelf, DC, Non-Redundant                                                 [*]
---------------------------------------------------------------------------------------------
ODU Combiner Card                                                                         [*]
---------------------------------------------------------------------------------------------
Modulator Card                                                                            [*]
---------------------------------------------------------------------------------------------
FDMA Demodulator Card                                                                     [*]
---------------------------------------------------------------------------------------------
TDMA Demodulator Card. 14.755Mbps@16-QAM                                                  [*]
---------------------------------------------------------------------------------------------
Sector ATM Controller Card                                                                [*]
---------------------------------------------------------------------------------------------
Sector ODU, 26GHz, Band 1, Standard Power                                                 [*]
---------------------------------------------------------------------------------------------
Sector Antenna , 26 GHz, 90 degrees                                                       [*]
---------------------------------------------------------------------------------------------
Remote IDU, 4x155 UTP, ANSI, AC                                                           [*]
---------------------------------------------------------------------------------------------
Remote ODU, 26GHz, Band 3, Standard Power                                                 [*]
---------------------------------------------------------------------------------------------
26 GHz, 1ft (30cm) Parabolic, Dual polarization                                           [*]
---------------------------------------------------------------------------------------------
E1 CES Service Module, 8xG.703, AC                                                        [*]
---------------------------------------------------------------------------------------------
E1 FR Service Module, 6xG.703, AC                                                         [*]
---------------------------------------------------------------------------------------------
Ethernet Service Module, 4x10BaseT (RJ-45), AC                                            [*]
---------------------------------------------------------------------------------------------
Local Site Manager, Single Copy, CD                                                       [*]
---------------------------------------------------------------------------------------------
Tel-View NMS, Single Seat License                                                         [*]
---------------------------------------------------------------------------------------------

     [*] Confidential treatment requested

                                    Exhibit B
                               Prices (continued)
                          (Discount % to be determined)

MODEL 400 E1 Wireless Modem (5.8GHz)                                               Unit Price
---------------------------------------------------------------------------------------------
MODEL 400-5 TERMINAL                                                                      [*]
---------------------------------------------------------------------------------------------

Tel-Link Encore Non-protected 1+0 Terminal                                         Unit price
---------------------------------------------------------------------------------------------
Tel-Link Encore 7GHz, Universal Capacity (2E1~4E1)                                        [*]
---------------------------------------------------------------------------------------------
Tel-Link Encore 7GHz, Universal Capacity (8E1~16E1)                                       [*]
---------------------------------------------------------------------------------------------
Tel-Link Encore 13/15GHz, Universal Capacity (2E1~4E1)                                    [*]
---------------------------------------------------------------------------------------------
Tel-Link Encore 13/15GHz, Universal Capacity (8E1~16E1)                                   [*]
---------------------------------------------------------------------------------------------
Tel-Link Encore 18/23/26GHz, Universal Capacity (2E1~4E1)                                 [*]
---------------------------------------------------------------------------------------------
Tel-Link Encore 18/23/26GHz, Universal Capacity (8E1~16E1)                                [*]
---------------------------------------------------------------------------------------------
Conversion Panel (Non-Protected 8E1-16E1,120U to 75U )                                    [*]
---------------------------------------------------------------------------------------------
P-COM Service Module ( Contains the interface ports, RJ-45, for Full
Bridging Engineering Orderwire, P-COM NMS and a Data Channel)                             [*]
---------------------------------------------------------------------------------------------
SNMP Service Module w/2 Port 10BaseT Hub ( Contains the interface ports,
RJ-45, for Full Bridging Engineering Orderwire, NMS channel, Data channel and a
two port 10BaseT Hub)                                                                     [*]
---------------------------------------------------------------------------------------------
SNMP Service Module w/4 Port 10BaseT Hub (Contains the interface ports,
RJ-45, for NMS channel, Data channel and a 4 port 10BaseT Hub)                            [*]
---------------------------------------------------------------------------------------------
Link Manager                                                                              [*]
---------------------------------------------------------------------------------------------
Element Manager Software for the Tel-Link and Encore radio                                [*]
---------------------------------------------------------------------------------------------

     [*] Confidential treatment requested

                                    Exhibit C
                        P-COM LETTER OF CREDIT GUIDELINES

We have indicated below those terms and conditions acceptable in a Letter of Credit (LC) issued by your bank. You and your banks' efforts to comply with these terms and conditions will help to ensure prompt dispatch of your order. If your bank is unable to issue the LC within the following guidelines, please contact us providing information on those areas that must be discussed. This will help to minimize the cost and time involved in amendments, and avoid delay after the LC has been opened.

     1) The Letter of Credit is to be irrevocable and subject to the Uniform Customs and Practice Documentary Credit (UCP) and its revisions, International Chamber of Commerce (ICC) Publications Number 500.
          GUIDELINE: YOUR BANK MOST LIKELY HAS ACCEPTABLE LANGUAGE TO THIS
          EFFECT.

     2) The Letter of Credit is to be ADVISED. Please request your Bank to advise through:

          WELLS FARGO HSBC TRADE BANK, NA OPERATIONS
          525 MARKET STREET, 25TH FLOOR
          SAN FRANCISCO, CA 94105
          USA
          TELEX: 184904 WELLS TELEX
          SWIFT: WFBIUS6S
          ATTN: Ms LAURA CHENG
          415-396-3395

     3)   The Beneficiary of the Letter of Credit shall be:

          P-COM, INC.
          3175 S. WINCHESTER BLVD.
          CAMPBELL, CA 95008
          USA

     4) Expiry Date and Last Ship Date: Importers / Buyers should work closely with their Contact at P-COM to negotiate proper Expiry Date and Last Ship Date to be as extended as possible to avoid delays and amendments at a later date. GUIDELINE: A MINIMUM 90 DAYS SHOULD BE ALLOWED FROM LC ISSUE DATE TO THE LAST SHIP DATE AND A MINIMUM OF 21 DAYS BETWEEN THE LAST SHIP DATE TO THE EXPIRY DATE.

[*] Confidential treatment requested

Exhibit C

     5)   The Letter of Credit shall include or reflect:

          To be freely negotiable with reimbursement at the counter of any U.S. Bank

          The Drawee must be the Bank (with notice to the Applicant)

          Shall expire in the country of the Beneficiary (USA)

          To be payable "60-days Sight"

          Payable in US currency (USD) only

          Provide minimum 21 days after last ship date to present documents

          Port of Departure: Any USA Airport (or other Country as applicable)

          Banking charges outside the Applicant's (buyer / importer) country are for the account of the Applicant (buyer / importer).

          Consignee shall always be the Issuing Bank with (instructions to notify Buyer)

          Partial shipments and Transshipments are to be allowed

          Insurance to be provided by the Buyer / Importer / Applicant (EXW)

          Freight Terms shall be expressed as EX-WORKS (EXW) with freight charges PAYABLE AT DESTINATION unless prior agreement with P-COM and as reflected in the Purchase Order.

          Description Of Goods should read (or similar language): COMMUNICATIONS
          EQUIPMENT AS PER PURCHASE ORDER NO.        DATED       . NOTE: LC's
                                              ------       ------
          REQUIRING COMPLETE DESCRIPTION OF EQUIPMENT MAY RENDER THE LC UNACCEPTABLE AND DELAY SHIPMENT OF THE ORDER.

[*] Confidential treatment requested -

Exhibit D

                             Return Material Process

Introduction

     After a suspect unit is verified as faulty through the PCOM Technical Services Group the faulty unit will be required have an RMA (Return Material Authorization) issued. The P-COM return material process is available to cover all P-COM supplied product, both in and out of warranty. The service will be provided free of charge for units covered by warranty.

     A RMA number is required for each item of equipment to be returned.

     The process for returning a suspected faulty unit is by contacting the P-COM RMA Logistics Dept. on +1-408-866-3666 during normal working hours and requesting a Return Material Authorization (RMA) Number. To obtain a RMA reference, the caller will be required to supply details regarding the suspect unit.

     No units shall be returned to P-COM without a RMA number, if they are they will be quarantined and no repairs will begin on the unit(s) until an RMA is issued.

     In order that P-COM can provide an efficient return/repair facility, it is most important that the return of suspected faulty units to the P-COM RMA Logistics Center be as soon as possible after the failure has been diagnosed.

Requesting a RMA Number

     To obtain a RMA number, the representative should always ensure they have the following information available regarding the suspect unit:

     a)   Serial Number
     b)   Part Number
     c)   Revision Level
     d)   Point of Failure (Installation & Commissioning or In-Service)
     e)   Description of fault (Summary)
     f)   Site name (from where unit originated)
     g)   Original customer support call reference number (if relevant)
     h)   The name of the Engineer diagnosing the problem (if possible)

     As an alternative to calling P-COM customer support for an RMA number, the fault report can be faxed to P-COM at 1-408-874-4455 marked for the "URGENT ATTENTION" of the RMA Logistics Manager. The request will then be processed and a copy of the fax will be returned stating the RMA number to be used to return the product.

[*] Confidential treatment requested -

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

Exhibit D

                       Return Material Process (continued)

     It is the responsibility of the customer to recover the faulty unit from site, pack it in adequate packaging (original P-COM packaging preferred) and return it to the P-COM RMA Logistics Center. An PCOM fault report
     (CIFR) clearly identifying the relevant P-COM RMA Number shall be included with the returned unit.

Receipt of RMA Unit

     On receipt of the RMA unit, it will be subjected to an inspection to check for physical damage that may have been caused by mishandling or incorrect use. This is required to determine whether the unit will be covered by warranty or not. The warranty seals will also be checked and the details of the inspection will be recorded on the Database. If the unit is considered to be out of warranty due to any of the above reasons, it will be identified as such on the database including the reason identified.

     In the event that a requested RMA unit is not received within 1 month of request, the RMA number may be cancelled.

RMA Process

     Fault verification is conducted on a FIFO basis unless the customer has requested a special investigation, and is initially conducted at ambient temperature using other dedicated test units. If the reported fault cannot be detected at ambient temperature, the unit will then be temperature cycled as defined in the fault verification process before being identified as No Fault Found. If the unit is found to contain a fault, it is then repaired at the relevant repair center. If the unit is found to contain no faults, it will be shipped back to the customer and subject to the No Fault Found (NFF) charge.

     Units which are received for the third time during their lifecycle are to be investigated to see if the problems are with a specific module. If this is the case, the module is to be replaced.

Repair of Units

     All units subjected to repair are processed in accordance with QAP
     06.00.017. All units returned to the repair center shall also have mandatory ECO's incorporated. Mandatory ECO's are defined as improving performance or reliability of the product but would exclude any additional features. All repaired units are supplied with system test results included. All repaired units have an extended warranty of 90 days from date of completion of repair.

Out Of Warranty Repair Charges.

     To be determined.

[*] Confidential treatment requested

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